Exhibit 99

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement.

Introduction

Pursuant to the Business Combination Agreement, (a) SFS Corp. contributed UWM into UWM LLC, (b) the Company acquired Class A Common Units in UWM LLC and SFS Corp. acquired Class B Common Units in UWM LLC, and (c) the Company issued to SFS Corp. shares of a new non-economic Class D Stock of the Company, which entitles the holder to 10 votes per share. Following the consummation of the Business Combination Agreement, the Company is organized in an “Up-C” structure in which all of UWM is wholly owned by UWM LLC and the Company’s only direct asset consists of the UWM Class A Common Units. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The following unaudited pro forma condensed combined financial statements of the Company presents the combination of the financial information of the Company and UWM, adjusted to give effect to the Business Combination including:

•	the reverse recapitalization between UWM and the Company, whereby no goodwill or other intangible assets are recorded, in accordance with GAAP;

•	the consummation of the transactions contemplated by the Private Placement; and

•	the liability contemplated by the Tax Receivable Agreement.

The Company was a blank check company incorporated on June 12, 2019 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On January 28, 2020 or the IPO Closing Date, the Company consummated its IPO of 42,500,000 units at $10.00 per unit, generating gross proceeds of $425,000,000. Simultaneously with the closing of its IPO, the Company consummated the sale of 5,250,000 private placement warrants at a price of $2.00 per warrant in a private placement to the Sponsor, generating gross proceeds of $10,500,000. On the IPO Closing Date, $425,000,000 of the gross proceeds from the IPO and the sale of the Private Placement Warrants were deposited in the Trust Account with the Trustee. At the close of the transaction, immediately prior to the effect of redemptions, there was approximately $425,332,373 held in the Trust Account. The Company has until January 28, 2022 (24 months from the IPO Closing Date) to complete an initial business combination.

UWM was incorporated under the laws of the State of Michigan on July 16, 1986, primarily doing business as United Wholesale Mortgage. UWM engages in the origination, sale and servicing of residential mortgage loans. UWM is based in Michigan but originates and services loans throughout the United States. UWM is approved as a Title II, non-supervised direct endorsement mortgagee with the United States Department of Housing and Urban Development (HUD). In addition, UWM is an approved issuer with the Government National Mortgage Association (Ginnie Mae), as well as an approved seller and servicer with the Federal National Mortgage Association (Fannie Mae) and Federal Home Loan Mortgage Corporation (Freddie Mac).

The following unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the Business Combination occurred on September 30, 2020. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019 present pro forma effect to the Business Combination as if they have been completed on January 1, 2019.

The unaudited pro forma combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Post-Combination Company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Post-Combination Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of the Company was derived from the unaudited and audited financial statements of the Company as of and for the nine months ended September 30, 2020 and for the year ended December 31, 2019, incorporated by reference into this Form 8-K. The historical financial information of UWM was derived from the unaudited and audited consolidated financial statements of UWM as of and for the nine months ended September 30, 2020 and for the year ended December 31, 2019, incorporated by reference into this Form 8-K. This information should be read together with the Company’s and UWM’s audited and unaudited financial statements and related notes, the sections titled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “UWM’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information incorporated by reference into this Form 8-K.

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with United States generally accepted accounting principles (“GAAP”). SFS Corp. continues to control UWM LLC before and after the Business Combination. As there is no change in control, UWM LLC was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	SFS Corp. will have a majority of the voting power of the Post-Combination Company;

•	SFS Corp. will have the ability to nominate and represent majority of the Post-Combination Company’s Board;

•	UWM’s former management will comprise the vast majority of the management and executive positions of the Post-Combination Company

Under this method of accounting, the Company was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of UWM issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of UWM.

Description of the Business Combination

On September 22, 2020, the Company entered into the Business Combination Agreement. The consideration to be paid in connection with the Business Combination consisted of the Closing Cash Consideration and Voting Stock Consideration. At the closing of the Business Combination, a series of transactions occurred, including the following: (a) UWM LLC issued to SFS Corp. a number of UWM Class B Common Units equal to the quotient of the Company Equity Value divided by $10.00, minus the number of outstanding shares of Class F Stock of the Company as of immediately prior to Closing; (b) the Company contributed to UWM LLC an amount in cash equal to the Closing Cash Consideration; (c) UWM LLC issued to the Company the number of UWM Class A Common Units equal to the number of issued and outstanding shares of the Class A Stock as of immediately prior to the closing of the Business Combination; and (d) the Company issued to SFS Corp. a number of shares of the Class D Stock equal to the number of UWM Class B Common Units issued by UWM LLC to SFS Corp. pursuant to clause (a) above. The Company Equity Value is defined in the Business Combination Agreement as $16,052,000,000 minus (i) Available Cash, minus (ii) an amount, if any, by which Closing Cash is less than the Closing Cash Target, plus (iii) an amount, if any, by which Closing Cash exceeds the Closing Cash Target, which for purposes of clause (iii) shall not exceed $200,000,000.

In addition to the consideration paid at the closing of the Business Combination, SFS Corp. is entitled to receive an additional number of Earn Out Shares from the Company, issuable in shares of Class D Stock and UWM Class B

Common Units, if the price of the Company’s Class A Stock exceeds certain thresholds during the five-year period following the closing of the Business Combination as provided in the Business Combination Agreement. The maximum number of shares to be issued in connection with the earn-out will not exceed 6% of the Company Equity Value, divided by $10.00, assuming each of the price thresholds is achieved during the earn-out period. The Company is in the process of determining the appropriate accounting treatment for the Earn-Out Shares during the Earn-Out Period, specifically whether such Earn-Out Shares will be classified as a component of stockholders’ equity or as liabilities. Accordingly, the accompanying unaudited pro forma condensed combined financial statements do not reflect any adjustments to remeasure the Earn-Out Shares to their fair value at any point in time.

Following the consummation of the transactions contemplated by the Business Combination Agreement, the Company is organized in an “Up-C” structure in which all of the business of UWM will be held directly by UWM LLC and the Company’s only direct asset will consist of the UWM Class A Common Units. As a result of the redemptions, the Company owns approximately 6%, of UWM Common Units and controls UWM LLC as the sole manager of UWM LLC in accordance with the terms of the UWM A&R LLCA which was entered into in connection with the closing of the Business Combination. SFS Corp. retained approximately 94%, of the combined UWM Common Units. Each UWM Class B Common Unit held by SFS Corp. may be exchanged, along with the stapled Class D Stock, for either, at the option of the Company, (a) cash or (b) one share of the Company’s Class B common stock, which will be identical to the Company’s Class A Stock except that it will entitle the holder to 10 votes per share. Each share of Class B Stock is convertible into one share of Class A Stock upon the transfer or assignment of such share from SFS Corp. to a non-affiliated third-party.

In connection with the Business Combination, the Company entered into the Subscription Agreements with the Private Placement Investors pursuant to which the Company issued approximately 50,000,000 shares of Class A Stock in the Private Placement at $10 per share, for gross proceeds to the Company of approximately $500,000,000.

At the Closing, the Company entered into a Tax Receivable Agreement with SFS Corp. The Tax Receivable Agreement provides for the payment, upon the satisfaction of certain conditions, by the Company to SFS Corp. (or its transferees or other assignees) of 85% of the amount of cash savings (calculated using certain simplifying assumptions), if any, in U.S. federal, state and local income tax or franchise tax that the Company actually realizes (or is deemed to realize in certain circumstances) in periods after the closing of the Business Combination as a result of the Covered Tax Attributes. The Company will retain the benefit of the remaining 15% of these cash savings.

The following summarizes the consideration (excluding the earn-out shares):

in actuals	Purchase price	Shares Issued
Class D Voting Stock Consideration (a)	$15,020,697,870	1,502,069,787
Closing Cash Consideration (b)	894,484,594	—

	$15,915,182,464	1,502,069,787

(a)	The Class D Voting Stock Consideration is calculated as approximately $15,020 million of Company Equity Value divided by $10.00 and reduced by 10,625,000 Company Class F Shares.
(b)

Closing Cash Consideration to UWM LLC is calculated based on the $425.2 million of Company cash and $500.0 million raised from the PIPE less $30.7 million for estimated Company transaction expenses. There is no transaction adjustment to the unaudited pro forma condensed combined balance sheet for the Closing Cash Consideration to UWM LLC since this represents a reclass of cash between legal entities that will be consolidated as part of the Post-Combination Company.

The following summarizes the pro forma shares of Common Stock outstanding:

in actuals	Shares	%
Class A—Public Stockholders	42,479,205	2.6%
Class A—Sponsor & Independent Directors	10,625,000	0.7%

Total Company	53,104,205	3.3%

Class A—Private Placement Investors	50,000,000	3.1%
Class D—UWM (a)(b)	1,502,069,787	93.6%

Total Shares at Closing	1,605,173,992	100%

(a)	Excludes the Earn-Out Shares, if any.
(b)	Class D Stock are non-economic and carry ten votes per share whereas Class A Stock are economic shares and will have one vote per share.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2020, the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020, and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 are based on the historical financial statements of the Company and UWM. The unaudited transaction adjustments are based on information currently available, assumptions and estimates underlying the unaudited transaction adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2020

(in thousands)

	As of September 30, 2020													As of September 30, 2020
	Gores (Historical) (US GAAP)	Gores Transaction Adjustments			Gores As Adjusted	UWM (Historical) (US GAAP)	UWM Transaction Adjustments			UWM As Adjusted	Transaction Adjustments			Transaction Combined
ASSETS
Cash and cash equivalents	$222	$(187)	(A	)	$35	$755,795	$789,000	(B	)	$505,623	$425,332	(E	)	$1,400,107
							(1,090,000)	(C	)		500,000	(F	)
							50,828	(D	)		(5,325)	(F	)(G)
										—	(14,875)	(G	)
										—	(10,475)	(G	)
											(208)	(H	)
Prepaid assets	251				251	—				—				251
Investments and cash held in Trust Account	425,323	9	(A	)	425,332	—				—	(425,332)	(E	)	—
Mortgage loans at fair value	—				—	5,215,196				5,215,196				5,215,196
Accounts receivable, net	—				—	246,862				246,862				246,862
Derivative assets	—				—	51,053				51,053				51,053
Mortgage servicing rights, net	—				—	1,411,272				1,411,272				1,411,272
Premises and equipment, net	—				—	51,548				51,548				51,548
Operating lease right-of-use asset, net	—				—	109,680				109,680				109,680
Other assets	—				—	66,397				66,397				66,397

Total assets	$425,796	$(178)			$425,618	$7,907,803	$(250,172)			$7,657,631	$469,117			$8,552,366

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accrued expenses, formation and offering costs	$3,238	$—			$3,238	$—	$—			$—	$(3,238)	(I	)	$—
State franchise tax accrual	150				150	—				—				150
Income taxes payable	114				114	—				—				114
Notes payable - related party	1,000				1,000	—								1,000
Deferred underwriting compensation	14,875				14,875	—				—	(14,875)	(G	)	—
Accounts payable and accrued expenses	—				—	462,074				462,074	3,238	(I	)	465,312
Warehouse lines of credit	—				—	4,913,206				4,913,206				4,913,206
Derivative liabilities	—				—	41,498				41,498				41,498
Operating lines of credit	—				—	320,300				320,300				320,300
Senior notes payable	—				—	—	789,000	(B	)	789,000				789,000
Equipment note payable	—				—	25,925				25,925				25,925
Operating lease liability	—				—	122,439				122,439				122,439
Tax receivable liability	—				—	—				—	1,218	(J	)	1,218

Total liabilities	19,377	—			19,377	5,885,442	789,000			6,674,442	(13,657)			6,680,162

Commitments and Contingences
Common stock subject to possible redemption	401,419				401,419	—				—	(401,419)	(K	)	—
Equity
Class A Common Stock	—				—	—				—	5	(F	)	10
											4	(K	)
											1	(L	)
Class D Common Stock	—				—	—				—	150	(M	)	150
Class F Common Stock	1				1	—				—	(1)	(L	)	—
Additional paid-in capital	9,919				9,919	24,839				24,839	499,995	(F	)	—
											(5,325)	(F	)(G)
											(8,282)	(G	)
											(1,218)	(J	)
											401,415	(K	)
											(5,098)	(N	)
											(150)	(M	)
											(915,887)	(O	)
											(208)	(H	)
Retained earnings	(4,920)	9	(A	)	(5,098)	1,997,522	(1,090,000)	(C	)	958,350	(2,193)	(G	)	117,758
		(187)	(A	)			50,828	(D	)		5,098	(N	)
											(838,399)	(O	)

Total equity attributable to stockholders	5,000	(178)			4,822	2,022,361	(1,039,172)			983,189	(870,093)			117,918
Noncontrolling interests	—	—			—	—	—			—	1,754,286	(O	)	1,754,286

Total equity	5,000	(178)			4,822	2,022,361	(1,039,172)			983,189	884,193			1,872,204

Total liabilities and equity	$425,796	$(178)			$425,618	$7,907,803	$(250,172)			$7,657,631	$469,117			$8,552,366

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(in thousands, except share and per share data)

	For the Nine Months Ended September 30, 2020										For the Nine Months Ended September 30, 2020
	Gores (Historical) (US GAAP)	UWM (Historical) (US GAAP)	UWM Transaction Adjustments			UWM As Adjusted	Combined	Transaction Adjustments			Transaction Combined
Revenues
Loan production income	$—	$2,884,162	$—			$2,884,162	$2,884,162	$—			$2,884,162
Loan servicing income	—	182,656				182,656	182,656				182,656
Loss on sale of mortgage servicing rights	—	(65,821)				(65,821)	(65,821)				(65,821)
Interest income	—	119,308				119,308	119,308				119,308

Total revenue	—	3,120,305	—			3,120,305	3,120,305	—			3,120,305

Expenses
Professional fees and other expenses	5,709	—				—	5,709	(165)	(CC	)	515
								(5,029)	(DD	)
State franchise taxes, other than income tax	150	—				—	150				150
Salaries, commissions and benefits	—	462,706				462,706	462,706				462,706
Direct loan production costs	—	39,864				39,864	39,864				39,864
Professional services	—	10,821				10,821	10,821				10,821
Occupancy and equipment	—	41,317				41,317	41,317				41,317
Marketing, travel and entertainment	—	13,826				13,826	13,826				13,826
Depreciation and amortization of premises and equipment	—	8,071				8,071	8,071				8,071
Other general and administrative	—	18,784				18,784	18,784				18,784
Servicing costs	—	41,286				41,286	41,286				41,286
Amortization, impairment and pay-offs of mortgage servicing rights	—	357,728				357,728	357,728				357,728
Interest expense	—	113,683	33,000	(AA	)	148,333	148,333				148,333
			1,650	(BB	)

Total expenses	5,859	1,108,086	34,650			1,142,736	1,148,595	(5,194)			1,143,401

Other income - interest and dividend income	1,093	—				—	1,093	(1,093)	(EE	)	—

Earning before income taxes	(4,766)	2,012,219	(34,650)			1,977,569	1,972,803	4,101			1,976,904

Provision for income taxes	(114)	(1,500)				(1,500)	(1,614)	(32,715)	(FF	)	(34,329)

Net Income	$(4,880)	$2,010,719	$(34,650)			$1,976,069	$1,971,189	$(28,614)			$1,942,575

Net income attributable to noncontrolling interests	—	—	—			—	—	1,849,760	(GG	)	1,849,760

Net income attributable to stockholders	$(4,880)	$2,010,719	$(34,650)			$1,976,069	$1,971,189	$(1,878,374)			$92,815

Net income (loss) per ordinary share:
Class A ordinary shares - basic and diluted	$(0.09)										$0.90
Class F ordinary shares - basic and diluted	$(0.12)										$—
Weighted average shares outstanding, basic and diluted:
Class A ordinary shares - basic and diluted	38,313,750										103,104,205
Class F ordinary shares - basic and diluted	10,842,175										—

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

(in thousands, except share and per share data)

	For the Year Ended December 31, 2019										For the Year Ended December 31, 2019
	Gores (Historical) (US GAAP)	UWM (Historical) (US GAAP)	UWM Transaction Adjustments			UWM As Adjusted	Combined	Transaction Adjustments			Transaction Combined
Revenue
Loan production income	$—	$1,043,483	$—			$1,043,483	$1,043,483	$—			$1,043,483
Loan servicing income	—	102,288				102,288	102,288				102,288
Loss on sale of mortgage servicing rights	—	(22,480)				(22,480)	(22,480)				(22,480)
Interest income	—	155,129				155,129	155,129				155,129

Total revenue	—	1,278,420	—			1,278,420	1,278,420	—			1,278,420

Expenses
Professional fees and other expenses	37	—				—	37				37
State franchise taxes, other than income tax	2	—				—	2				2
Salaries, commissions and benefits	—	372,172				372,172	372,172				372,172
Direct loan production costs	—	34,434				34,434	34,434				34,434
Professional services	—	37,785				37,785	37,785				37,785
Occupancy and equipment	—	40,095				40,095	40,095				40,095
Marketing, travel and entertainment	—	23,433				23,433	23,433				23,433
Depreciation and amortization of premises and equipment	—	9,405				9,405	9,405				9,405
Other general and administrative	—	13,196				13,196	13,196				13,196
Servicing costs	—	30,936				30,936	30,936				30,936
Amortization, impairment and pay-offs of mortgage servicing rights	—	137,776				137,776	137,776				137,776
Interest expense	—	164,131	44,000	(AA	)	210,331	210,331				210,331
			2,200	(BB	)

Total expenses	39	863,363	46,200			909,563	909,602	—			909,602

(Loss) Earning before income taxes	(39)	415,057	(46,200)			368,857	368,818	—			368,818
Provision for income taxes	—	—				—	—	(6,383)	(FF	)	(6,383)

Net (Loss) Income	$(39)	$415,057	$(46,200)			$368,857	$368,818	$(6,383)			$362,435

Net income attributable to noncontrolling interests	—	—				—	—	345,177	(GG	)	345,177

Net (loss) income attributable to stockholders	$(39)	$415,057	$(46,200)			$368,857	$368,818	$(351,560)			$17,258

Net income per ordinary share:
Class A ordinary shares—basic and diluted	$—										$0.17
Class F ordinary shares—basic and diluted	$—										$—
Weighted average shares outstanding, basic and diluted:
Class A ordinary shares—basic and diluted	—										103,104,205
Class F ordinary shares—basic and diluted	11,500,000										—

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP as UWM has been determined to be the accounting acquirer, primarily due to the fact that SFS Corp. continues to control the Post-Combination Company. Under this method of accounting, while the Company is the legal acquirer, it was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of UWM issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of UWM.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the Business Combination occurred on September 30, 2020. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019 present pro forma effect to the Business Combination as if they have been completed on January 1, 2019.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	The Company’s unaudited condensed balance sheet as of September 30, 2020 and the related notes, incorporated by reference into this Form 8-K; and

•	UWM’s unaudited condensed consolidated balance sheet as of September 30, 2020 and the related notes, incorporated by reference into this Form 8-K.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	The Company’s unaudited condensed statement of operations for the nine months ended September 30, 2020 and the related notes, incorporated by reference into this Form 8-K; and

•	UWM’s unaudited condensed consolidated statement of operation for the nine months ended September 30, 2020 and the related notes, incorporated by reference into this Form 8-K.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

•	The Company’s audited statement of operations for the year ended December 31, 2019 and the related notes, incorporated by reference into this Form 8-K; and

•	UWM’s audited consolidated statement of operations for the year ended December 31, 2019 and the related notes, incorporated by reference into this Form 8-K.

Management has made significant estimates and assumptions in its determination of the transaction adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The transaction adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed transaction adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the transaction adjustments and it is possible the difference may be material. The Company believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the transaction adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Post-Combination Company. They should be read in conjunction with the historical financial statements and notes thereto of the Company and UWM.

2. Accounting Policies

Upon consummation of the Business Combination, the Post-Combination Company’s management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Post-Combination Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The transaction adjustments included within the pro forma condensed combined financial information are included only to the extent they are adjustments that reflect the accounting for the transaction in accordance with U.S. GAAP. The Company and UWM have not had any historical relationship prior to the Business Combination. Accordingly, no transaction adjustments were required to eliminate activities between the companies.

The unaudited pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Post-Combination Company filed consolidated income tax returns during the periods presented.

The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Post-Combination Company Class A Stock outstanding, assuming the Business Combination occurred on January 1, 2019.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

(A)	Reflects the change in the cash and cash equivalents, and cash held in Trust balances held by the Company at the close of the transaction.

(B)

Reflects the $800 million Senior Notes issued by UWM in November 2020, which bear interest at a rate of 5.5% per year. The Senior Notes are reflected net of debt issuance costs of approximately $11 million.

(C)	Reflects the UWM distribution required to reach the Closing Cash Target as defined in the Business Combination Agreement.

(D)	Reflects the additional $50.8 million of UWM cash and cash equivalents at the close of the transaction.

(E)	Reflects the reclassification of $425.3 million of investments and cash held in the Company’s Trust Account at the balance sheet date that becomes available to fund the Business Combination.

(F)

Represents the gross proceeds of $500 million from the issuance of 50,000,000 Class A Stock in the Private Placement offset by the Private Placement fee of 3% of gross proceeds of the Private Placement excluding proceeds raised from certain excluded investors. The 3% fee was applied to gross proceeds of $177.5 million resulting in a placement fee of $5.3 million.

(G)

Reflects the settlement of $30.7 million of remaining transaction costs in connection with the Business Combination. $5.3 million relates to the Private Placement fee as noted above and is reflected as a reduction of additional paid-in capital as those are directly related to the equity raise. $14.9 million is the settlement of the Company’s deferred underwriting compensation fees incurred during the Company’s initial public offering due upon completion of the Business Combination. Miscellaneous costs of $2.2 million are reflected in retained earnings. The remaining amount of $8.3 million relates to advisory, legal, and other fees to be paid and is reflected within additional paid-in capital.

(H)	Represents the actual redemption of 20,795 Class A shares as of the close of the transaction.

(I)	Reflects the reclassification of the Company’s historical accrued expenses to align with the balance sheet presentation of UWM.

(J)

Reflects the liability estimate for the Tax Receivable Agreement among the Company and the other parties to the Tax Receivable Agreement such that the Company will pay 85% of all future realized (or deemed realized) tax benefits that are covered by the Tax Receivable Agreement to such other parties. This adjustment represents the estimated liability based on our preliminary analysis under ASC 450. The Tax Receivable Agreement liability is based on the tax attributes immediately prior to the Company’s entrance into the Tax Receivable Agreement and is subject to estimates and assumptions that may change materially. The total long-term liability for the Company’s Tax Receivable Agreement is approximately $1.2 million. The actual liability may change based on the facts and circumstances at the time of recording the liability in the books and records of the Company.

(K)	Reflects the reclassification of Class A Stock to permanent equity at $0.0001 par value.

(L)

Reflects the conversion of the Company’s Class F Stock to Class A Stock at the closing of the Business Combination. In connection with the closing of the Business Combination, all shares of Class F Stock converted into shares of Class A Stock.

(M)	Represents the recapitalization of UWM as the issuance of 1,502.1 million Class D Stock as consideration for the reverse recapitalization.

(N)	Reflects the reclassification of the Company’s historical retained earnings to additional paid in capital as part of the recapitalization.

(O)	Reflects the recognition of the 94% noncontrolling interest as a result of the Up-C structure.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The transaction adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and for the nine months ended September 30, 2020 are as follows:

(AA) Reflects the interest expense related to the Senior Notes obtained by UWM in November of 2020, which bear interest at a rate of 5.5% per year.

(BB) Reflects the straight-lined amortized expense of the $11 million debt issuance costs related to UWM’s $800 million of Senior Notes issued in November 2020.

(CC) Reflects the elimination of the Company’s administrative service fee paid to the Sponsor that ceased upon the close of the Business Combination.

(DD) Adjustment reflects transaction costs incurred in connection with the Business Combination expensed by the Company.

(EE) Reflects elimination of interest income and dividends earned on the Trust Account.

(FF) Reflects the income tax effect of transaction adjustments using an estimated statutory tax rate of 27%.

(GG) Reflects the recognition of net income attributable to the 94% noncontrolling interests as a result of the Up-C structure.

4. Earnings per Share

Represents net earnings per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2019. As the Business Combination are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

	Nine Months Ended September 30, 2020	Year Ended December 31, 2019
(in thousands, except share and per share data)
Pro forma net income attributable to stockholders	$92,815	$17,258
Pro forma weighted average Class A ordinary shares—basic and diluted	103,104,205	103,104,205
Pro forma Class A net income per ordinary share	$0.90	$0.17

Pro forma weighted average Class A shares outstanding—basic and diluted
Class A—Public Stockholders	42,479,205	42,479,205
Class A—Sponsor & Independent Directors	10,625,000	10,625,000

Total Company	53,104,205	53,104,205
Class A—Private Placement Investors	50,000,000	50,000,000

Pro forma weighted average Class A shares outstanding—basic and diluted (1)	103,104,205	103,104,205

(1)

The Class D Stock issued for consideration are non-economic and as such are excluded from the earnings per share calculation. For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all outstanding warrants sold in the IPO and warrants sold in the private placement are exchanged for 15.9 million underlying Class A Stock. However, since these warrants are out of the money (current stock price is less than the exercise price), the effect of such exchange was not included in calculation of diluted earnings per share. Further, the Company also excluded any Earn-Out Shares issuable under the contingent consideration earn-out section of the Business Combination Agreement as none of the contingencies have been resolved and/or achieved as of the filing date.

ANTICIPATED ACCOUNTING TREATMENT

The UWM shareholders continue to control UWM LLC before and after the Business Combination. The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded in accordance with GAAP.

UWM LLC has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances: (i) UWM shareholders will have a majority of the voting power; (ii) UWM will have the ability to nominate and represent majority of the Post-Combination Company’s Board; and (iii) UWM’s former management will comprise the vast majority of the management of the Post-Combination Company.

Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of UWM issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of UWM.

COMPARATIVE SHARE INFORMATION

The following table sets forth selected historical comparative share information for the Company and UWM and unaudited pro forma condensed combined per share information of the Post-Combination Company after giving effect to the Business Combination:

The pro forma book value information reflects the Business Combination as if it had occurred on September 30, 2020. The weighted average shares outstanding and net earnings per share information reflect the Business Combination as if it had occurred on January 1, 2019.

This information is only a summary and should be read together with the selected historical financial information incorporated by reference into this Form 8-K, and the historical financial statements of the Company and UWM and related notes. The unaudited pro forma combined per share information of the Company and UWM is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes incorporated by reference into this Form 8-K.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of the Company and UWM would have been had the companies been combined during the periods presented.

	Gores (Historical)	UWM (Historical)	Combined Transaction (2)
As of and For the Nine Months Ended September 30, 2020
Book value per share (1)	$0.10	$2,022,361,000	$1.14
Weighted average shares/units outstanding, basic and diluted:
Class A ordinary shares - basic and diluted	38,313,750	—	103,104,205
Class F ordinary shares - basic and diluted	10,842,175	—	—
Common unit - basic and diluted	—	1	—
Net income (loss) per ordinary share/unit:
Class A ordinary shares - basic and diluted	$(0.09)	$—	$0.90
Class F ordinary shares - basic and diluted	$(0.12)	$—	$—
Common unit - basic and diluted	$—	$2,010,719	$—
As of and for the Year Ended December 31, 2019
Book value per share (1)	$—	$661,323,000	N/A (3)
Weighted average shares/units outstanding, basic and diluted:
Class A ordinary shares - basic and diluted	—	—	103,104,205
Class F ordinary shares - basic and diluted	11,500,000	—	—
Common unit - basic and diluted	—	1	—
Net income per ordinary share/unit:
Class A ordinary shares - basic and diluted	$—	$—	$0.17
Class F ordinary shares - basic and diluted	$—	$—	$—
Common unit - basic and diluted	$—	$5,188	$—

(1)	Book value per share = Total equity attributable to stockholders/weighted average shares outstanding. The Company has shares while UWM has units.
(2)

There is no pro forma share equivalent calculation as the shares of Class D Stock issued in the Business Combination do not have any economic rights (including rights to dividends and distributions upon liquidation).

(3)	There is no Unaudited Pro Forma Condensed Combined Balance Sheet required for December 31, 2019.